                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Objective Communications, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                         OBJECTIVE COMMUNICATIONS, INC.
                             50 INTERNATIONAL DRIVE
                        PORTSMOUTH, NEW HAMPSHIRE 03801

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1998

                            ------------------------

To our stockholders:

     Notice is hereby given that the 1998 Annual Meeting of Stockholders of Objective Communications, Inc. (the "Company") will be held at the Company's headquarters, located at 50 International Drive, Portsmouth, New Hampshire 03801, on May 28, 1998 at 11:00 a.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to amend the Restated Certificate of Incorporation of the Company to increase to 30,000,000 the number of shares of Common Stock authorized to be issued by the Company;

          2. To consider and vote upon a proposal to amend and restate the Restated Certificate of Incorporation of the Company to read as set forth as Exhibit A, to classify the Board of Directors into three classes as more fully described in the accompanying Proxy Statement;

          3. To elect eleven directors of the Company to serve for terms ranging from one to three years if Proposal No. 2 is adopted and approved, or, in the alternative, to elect eleven directors of the Company to serve until the next annual meeting of stockholders;

          4. To consider and vote upon a proposal to amend the Company's 1996 Stock Incentive Plan to increase to 1,450,000 shares the number of shares of Common Stock available for issuance under the Plan; and

          5. To transact such other business as may properly come before the 1998 Annual Meeting of Stockholders or any adjournment thereof.

     Only stockholders of record at the close of business on April 15, 1998 will be entitled to notice of, and to vote at, the 1998 Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          Robert H. Emery
                                          Secretary

Dated: April 22, 1998

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                         OBJECTIVE COMMUNICATIONS, INC.
                             50 INTERNATIONAL DRIVE
                        PORTSMOUTH, NEW HAMPSHIRE 03801
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1998
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Objective Communications, Inc. (the "Company") (the "Proxy Statement") for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's headquarters, located at 50 International Drive, Portsmouth, New Hampshire 03801, on Thursday, May 28, 1998, at 11:00 a.m., local time. The purpose of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting.

     The Company is mailing its Annual Report to Stockholders for the year ended December 31, 1997, together with this Proxy Statement and the enclosed proxy, to stockholders entitled to vote at the Annual Meeting. The Annual Report to Stockholders does not form any part of the material for the solicitation of proxies.

     The Company will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company may solicit proxies by personal interview, telephone and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

     A list of the stockholders entitled to vote at the 1998 Annual Meeting of Stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, for ten days prior to the meeting at the Company's corporate offices located at 50 International Drive, Portsmouth, New Hampshire 03801.

     This Proxy Statement and the enclosed proxy are first being mailed to the Company's stockholders on or about April 22, 1998.

VOTING AND REVOCABILITY OF PROXIES

     A proxy for use at the Annual Meeting and a return envelope are enclosed. Shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company outstanding as of the record date for the Annual Meeting and represented by a properly executed proxy, if such proxy is timely received and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted "FOR" the proposal to amend the Company's Restated Certificate of Incorporation to increase the total number of authorized shares of the Company's Common Stock to 30,000,000 shares, "FOR" the proposal to amend and restate the Restated Certificate of Incorporation to read as set forth on Exhibit A to classify the Board of Directors into three classes, "FOR" the proposal to elect eleven directors of the Company to serve for terms ranging from one to three years if Proposal No. 2 is approved, or in the alternative, to elect eleven directors of the Company to serve until the next annual meeting of stockholders, and "FOR" the proposal to amend the 1996 Stock Incentive Plan (the "1996 Plan") to increase to 1,450,000 the number of shares of Common Stock issuable under the 1996 Plan. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters that are likely to be brought before the Annual Meeting. If any such matters properly come before the Annual Meeting, however, the persons named in the proxy are fully authorized to vote thereon in accordance with their judgment and discretion.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the Annual Meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Objective Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary.

VOTING PROCEDURE

     All holders of record of the Common Stock of the Company at the close of business on April 15, 1998 (the "Record Date") will be eligible to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote at the Annual Meeting for each share of Common Stock held by such stockholder. As of March 31, 1998, there were 5,676,850 shares of Common Stock outstanding.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (as hereinafter defined) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the Annual Meeting. The inspectors of election will treat shares represented by executed proxies which abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that such broker or other nominee does not have discretionary authority to vote such shares (a "broker non-vote") on Proposal No. 1, Proposal No. 2, Proposal No. 3 or Proposal No. 4, those shares will not be treated as present and entitled to vote for purposes of determining the approval of Proposal No. 1, Proposal No. 2, Proposal No. 3 or Proposal No. 4.

                               SECURITY OWNERSHIP

     The information set forth below regarding beneficial ownership of the Common Stock is presented in accordance with rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership of Common Stock includes any shares as to which a person has the sole or shared voting power or investment power and also any shares which a person has the right to acquire within 60 days of the date of this Proxy Statement through the exercise of any stock option, warrant or other right.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of March 31, 1998 by (i) all persons known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each current director of the Company, and (iii) all current directors and executive officers of the Company, as a group. Unless otherwise noted, each stockholder named has sole voting and investment power with respect to such shares, subject to community property laws where applicable.

                                                              AMOUNT AND NATURE OF   PERCENT OF
                                                              BENEFICIAL OWNERSHIP   CLASS (1)
                                                              --------------------   ----------
Steven A. Rogers(2).........................................         968,249            16.9%
Anthony M. Agnello(3).......................................           2,067               *
Robert L. Barnett(4)........................................          22,133               *
Donald W. Barrett(5)........................................          22,000               *
Eugene R. Cacciamani(6).....................................          27,200               *
Marc S. Cooper(7)...........................................         182,200             3.1
Lincoln D. Faurer(8)........................................          17,000               *
Clifford M. Kendall(9)......................................          55,100               *
Richard T. Liebhaber(10)....................................          42,133               *
Roy C. Nash(11).............................................          18,133               *
John B. Torkelsen(12).......................................         762,728            13.0
Applewood Associates, L.P.(13)..............................         425,000             7.0
All directors and executive officers as a group (15
  persons)(14)..............................................       2,228,177            35.0%

---------------
  *  Less than one percent

 (1) Applicable percentage of ownership is based on 5,676,850 shares of Common Stock outstanding as of March 31, 1998. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission. For each beneficial owner, shares of Common Stock subject to options or conversion rights exercisable within 60 days of the date of this proxy are deemed outstanding.

 (2) The address of Mr. Rogers is c/o Objective Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. Includes 10,000 shares of Common Stock held by Mr. Rogers' son, as to which Mr. Rogers disclaims beneficial ownership; 30,000 shares of Common Stock held by Mark Rogers, Steven Rogers' brother, as custodian for Steven Rogers' three minor children, as to which Mr. Rogers disclaims beneficial ownership; 16,666 shares of Common Stock issuable upon exercise of warrants; and 21,667 shares of Common Stock issuable upon exercise of options.

 (3) The address of Mr. Agnello is 2540 Route 130, Cranbury, New Jersey 08512. Mr. Agnello was elected as a member of the Board of Directors pursuant to a voting agreement among the Company, Mr. Rogers, Applewood Associates, L.P. ("Applewood") and Acorn Technology Partners, L.P. ("Acorn"). Consists of 2,067 shares of Common Stock issuable upon exercise of options.

 (4) The address of Mr. Barnett is 1445 South Ridge Road, Lake Forest, Illinois 60045. Includes 14,633 shares of Common Stock issuable upon exercise of options.

 (5) The address of Mr. Barrett is 3105 Bennett Point Road, Queenstown, Maryland 21658. Includes 17,000 shares of Common Stock issuable upon exercise of options.

 (6) The address of Dr. Cacciamani is 10100 New London Drive, Potomac, Maryland 20854. Includes 17,200 shares of Common Stock issuable upon exercise of options.

 (7) The address of Mr. Cooper is 888 Seventh Avenue, 17th Floor, New York, New York 10019. Consists of 180,000 shares of Common Stock that may be acquired upon exercise of the Barington option (the "Barington Option") and 2,200 shares of Common Stock issuable upon the exercise of other options. The Barington Option is held by Barington Capital Group, L.P. ("Barington") and was granted by the Company in connection with the initial public offering of the Company's Common Stock in April, 1997. Mr. Cooper also is a stockholder in LNA Capital Corp., the corporate general partner of Barington. Includes options to acquire 27,000 shares of Common Stock which Cross Connect, L.L.C. has the right to acquire under certain conditions. Cross Connect, L.L.C. is not affiliated with Barington or Mr. Cooper, and Mr. Cooper disclaims beneficial ownership of the 27,000 shares of Common Stock that may be acquired upon exercise of such options.

 (8) The address of Lt. Gen. Faurer is 1438 Brookhaven Drive, McLean, Virginia 22102. Consists of 17,000 shares of Common Stock issuable upon the exercise of options.

 (9) The address of Mr. Kendall is 2 Tobin Court, Potomac, Maryland 20854. Includes 30,100 shares of Common Stock issuable upon the exercise of options.

(10) The address of Mr. Liebhaber is 1100 Chain Bridge Road, P.O. Box 8210, McLean, Virginia 22106. Includes 14,633 shares of Common Stock issuable upon the exercise of options and 2,500 shares of Common Stock that may be acquired upon the exercise of warrants.

(11) The address of Mr. Nash is 4251 Gulf Shore Boulevard North, Naples, Florida 34103. Includes 14,633 shares of Common Stock issuable upon the exercise of options.

(12) The address of Mr. Torkelsen is 240 Library Place, Princeton, New Jersey 08540. Includes (i) 2,067 shares of Common Stock issuable upon the exercise of options; (ii) 528,041 shares of Common Stock beneficially owned by Princeton Venture Research, Inc. ("PVR"), of which Mr. Torkelsen is the President and 107,620 shares of Common Stock that may be acquired upon the exercise of warrants beneficially owned by PVR; (iii) 100,000 shares of Common Stock that may be acquired upon the exercise of warrants beneficially owned by Acorn Technology Fund, L.P., of which Mr. Torkelsen is the General Partner; and (iv) 20,000 shares of Common Stock beneficially owned by Pamela Torkelsen, Mr. Torkelsen's wife and 5,000 shares of Common Stock that may be acquired upon the exercise of warrants beneficially owned by Pamela Torkelsen. Mr. Torkelsen disclaims beneficial ownership of all shares of Common Stock and warrants owned by Mrs. Torkelsen.

(13) The address of Applewood, a New York limited partnership, is c/o Barry Rubenstein, 68 Wheatley Road, Brookville, New York 11545. Includes 175,000 shares of Common Stock that may be acquired by Applewood upon the exercise of warrants. Applewood is beneficially owned by its three general partners, Barry Rubenstein, Barry Fingerhut and Irwin Lieber, and by a number of limited partners. Applewood is not an affiliate of Barington, Acorn or the Company.

(14) Includes 669,220 shares of Common Stock issuable to executive officers and directors upon exercise of warrants and options.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The current directors and executive officers of the Company are set forth below. Biographical information concerning each of the directors and executive officers is presented on the following pages. Information is presented as of March 31, 1998.

                         NAME                           AGE               POSITION
                         ----                           ---               --------
Mr. Steven A. Rogers..................................  46   President, Chief Executive Officer
                                                             and Director
Mr. Clifford M. Kendall...............................  66   Chairman of the Board
Mr. Anthony M. Agnello................................  48   Director
Mr. Robert L. Barnett.................................  57   Director
Mr. Donald W. Barrett.................................  51   Director
Mr. Eugene R. Cacciamani..............................  61   Director
Mr. Marc S. Cooper....................................  36   Director
Lt. Gen. Lincoln D. Faurer, USAF (Ret.)...............  70   Director
Mr. Richard T. Liebhaber..............................  62   Director
Mr. Roy C. Nash.......................................  56   Director
Mr. John B. Torkelsen.................................  52   Director
Mr. Roger A. Booker...................................  43   Vice President, Operations
Mr. Robert H. Emery...................................  53   Vice President, Administration and
                                                             Finance and Secretary
Mr. Frank H. Gore.....................................  58   Vice President, Sales
Ms. Mary Murphy.......................................  40   Vice President, Marketing

     Steven A. Rogers founded the Company in 1993 and has served as President and Chief Executive Officer since the Company's inception. Mr. Rogers has participated in other successful start-up companies as an executive officer or founder. From July 1990 to July 1992, he served as a Senior Vice President of General Kinetics, Inc. where he managed the Cryptek division. In January 1986, he had founded Cryptek, Inc., an encrypted facsimile machine manufacturer and, from January 1986 to July 1990, served as its President and Chief Operating Officer until it was acquired by General Kinetics, Inc. Mr. Rogers holds four patents and was a nominee for KPMG Peat Marwick's "1990 Entrepreneur of the Year" award. He has a B.S.E.E. from Virginia Polytechnic Institute.

     Clifford M. Kendall has been Chairman of the Board of Directors since August 1994 and currently is Chairman of the Executive Committee. Mr. Kendall is one of the founders, and until December 1997, served as Chairman of the Board of Computer Data Systems, Inc. ("CDSI"), a professional services company which provides consulting and data processing services to federal, state and local governments, not-for-profit institutions and commercial clients, and had served in such capacity since July 1991. From 1971 to July 1991, Mr. Kendall served as Chairman and Chief Executive Officer of CDSI. In December 1997, CDSI was acquired by Affiliated Computer Services, Inc. ("ACS"), a computer services provider. Mr. Kendall currently serves as a director of ACS and is Chairman of the Advisory Board of CDSI. Mr. Kendall also serves as a member of the Advisory Boards of Atlantic Holdings, Inc. and Ferris, Baker, Watts Incorporated.

     Anthony M. Agnello has served as a director of the Company since January 1997. Mr. Agnello co-founded Ariel Corporation, a DSP (Digital Signal Processing) equipment provider, in 1982 and currently serves as Chief Executive Officer and Chairman of the Board of Ariel Corporation. Mr. Agnello received his M.S.E.E. from City College of New York and owns several patents in digital signal processing.

     Robert L. Barnett has served as a director of the Company since August 1994 and currently is Chairman of the Compensation Committee. Mr. Barnett has served as Executive Vice President of Motorola, Inc. since 1995, where he is responsible for the development of two-way wireless communications products. From 1992 to 1995, he was the President of Nexteps, Inc., an international communications consulting firm. He served in various capacities at the Ameritech Corporation from 1987 to 1993, including President of Ameritech Bell Group and Vice Chairman of Ameritech Corporation. Mr. Barnett serves on the boards of Johnson Controls, Inc., USG, the parent company of United States Gypsum and Central Vermont Public Service, a utility company.

     Donald W. Barrett has served as a director of the Company since August 1994. Mr. Barrett has been Chairman of the Board and Chief Executive Officer of Telepad, Corp., a telecommunications and information systems equipment manufacturer, since April 1996. From July 1991 to March 1996, Mr. Barrett was President and Chief Executive Officer of Ideas, Inc., a systems integrator for the intelligence community. From July 1987 to June 1991, he served as President of the Government Systems Group of Contel Federal Systems where he was responsible for the design, development and integration of information systems supporting the United States government. Mr. Barrett has a B.S. from California State Polytechnic University and an M.B.A. from California State University, Fullerton.

     Eugene R. Cacciamani has served as a director of the Company since August 1994. Dr. Cacciamani has been a Senior Vice President of Hughes Network Systems, Inc. a company furnishing private communications networks to business, government and common carriers since 1987, where he is responsible for developing new technologies, systems and businesses, including lead efforts in the Hughes DBS DirecTV system and the systems design in the ICO global satellite personal communications systems. Dr. Cacciamani is on the Engineering Advisory Boards at Union College and The Catholic University of America and serves as an advisor to Aloha Networks, Inc. and Quest Communications.

     Marc S. Cooper has served as a director of the Company since April 1997. Mr. Cooper is Vice Chairman of Barington Capital Group, L.P. responsible for the Syndicate, Investment Banking and Research Departments. From March 1992 until January 1998, Mr. Cooper served as Executive Vice President, Director of Investment Banking and Research at Barington. He also serves as a director of Thinking Tools, Inc., a software developer.

     Lincoln D. Faurer has served as a director of the Company since August 1994. Lt. Gen. Faurer USAF (Ret.) has served as President of LDF, Inc., a company providing consulting services on intelligence and security matters, since 1991. From 1986 to 1991, he also served as President of the Corporation for Open Systems, Inc., a corporation engaged in research and development of a worldwide "open systems" environment. Lt. Gen. Faurer retired from the United States Air Force in 1985, serving the last four years as Director of the National Security Agency.

     Richard T. Liebhaber has served as a director of the Company since August 1994. Mr. Liebhaber has been a Managing Director of Veronis, Suhler & Associates, Inc., New York, a media merchant banking firm, since 1995. From 1985 to 1995, Mr. Liebhaber was Chief Strategy and Technology Officer of MCI Communications Corporation. He serves on the board of directors of QWEST Communications, Inc., Alcatel Network Systems, Inc., a subsidiary of Alcatel Alsthom Compagnie Generale d'Electricite, Geotek Communications, Inc., and Scholz Master Builders, Inc. He is also a member of the Steering Committee for the National Information Infrastructure for the Computer Science and Telecommunications Board of the National Research Council and is a member of the Federal Networking Commission Advisory Council.

     Roy C. Nash has served as a director of the Company since August 1994 and is Chairman of its Audit Committee. Mr. Nash has been Vice President of Finance for MCI Communications Corporation since December 1996. From January 1995 to November 1996, Mr. Nash was Vice President of Audit for MCI Communications Corporation. From 1993 to 1995, Mr. Nash served as Chief Financial Officer for Concert Communications Company, a joint venture between MCI and British Telecom plc. From 1987 to 1993, Mr. Nash served as Vice President and Controller, responsible for all internal and external financial reporting of MCI Communications Corporation. Mr. Nash received a B.A. in Economics from Cornell University and an M.B.A. from Columbia University.

     John B. Torkelsen has served as a director of the Company since March 1996. Mr. Torkelsen has served as President of Princeton Venture Research, Inc. since 1984, President of its affiliate PVR Securities, Inc. ("PVR Securities") since 1987, President of its affiliate PVR Management Fund, Inc. since 1997, and General Partner of its affiliate Acorn Technology Fund, L.P. since 1997. Mr. Torkelsen also is a director serving on the Audit and Compensation Committees of Voice Control Systems, Inc. and a director serving on the Compensation Committee of Mikros Systems Corporation. He has a B.S. in engineering from Princeton University and an M.B.A. from Harvard University.

     Roger A. Booker has served as Vice President, Operations since February 1996. From June 1994 to February 1996, Mr. Booker served as the Vice President, International Development and Operations at Global Partnership, Inc., where he directed international development and operations. From February 1990 to June 1994, Mr. Booker also served as the Vice President, Manufacturing Operations at Cryptek, Inc., an encrypted facsimile machine manufacturer, and served in the same position at General Kinetics, Inc. when it acquired Cryptek, Inc., where he was responsible for overseeing operations, including several acquisitions and divestitures. From August 1986 to February 1990, Mr. Booker was Director of Operations for Magnavox Government and Industrial Electronics Company, where he managed the development of a new 200,000 square foot manufacturing facility. He received a B.S. and an M.A. in manufacturing engineering technology and management from East Tennessee State University.

     Robert H. Emery has served as Vice President, Administration and Finance and Secretary since December 1996, and previously served as Vice President, Administration from May 1995 to December 1996. From May 1986 to May 1995, he served as Vice President of Aries Systems International, Inc., an information services company. From August 1983 to July 1986, Mr. Emery served as the ADP Security Officer for the military's largest secure computer network. He has a B.S. from the U.S. Naval Academy, an M.S. in information systems from the Naval Postgraduate School and an M.S. in accounting from George Mason University. He is a CPA and a certified financial planner.

     Frank M. Gore has served as Vice President, Sales since July 1994. From January 1990 to June 1994, he served as Director of Marketing for International Financial Communications, Inc., a distributor of video conferencing equipment. From March 1988 to January 1990, Mr. Gore served as Director of Marketing for International Data Services, Inc., a communications company, where he was responsible for establishing and managing a $35 million contract. From October 1987 to March 1988, Mr. Gore served as National Sales

Manager for British Telecom, plc, U.S. division, managing 120 sales people and 12 regional sales managers. From February 1980 to October 1987, Mr. Gore served as Marketing Program Manager for Boeing Computer Services, Inc., a division of The Boeing Company, where he managed the development and distribution of hardware and software products related to computer communications.

     Mary C. Murphy joined the Company as Vice President, Marketing in October 1997. From March 1996 to October 1997, Ms. Murphy served as the General Manager of Telco and ISP Solutions Division of Lotus Development Corporation ("Lotus"), a subsidiary of International Business Machines Corporation ("IBM"). At Lotus, Ms. Murphy was responsible for partner recruitment, solutions development and technical, sales and marketing enablement for over 23 global telecommunications and Internet service provider firms. Previously, from July 1994 to March 1996, Ms. Murphy managed the Industry Marketing, Enterprise Marketing and Business Partner Marketing organizations of Lotus in Europe. From November 1992 to July 1994, Ms. Murphy was a Senior Product Marketing Manager at Lotus. Prior to joining Lotus, Ms. Murphy was a Senior Marketing Manager at Digital Equipment Corporation. Ms. Murphy received a B.A. in Communication Arts and Sciences from Bridgewater State College.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors held seven meetings during 1997. During 1997, each director attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which he served as a director) and the total number of meetings held by all committees of the Board on which he served (during the periods that he served), except for Messrs. Agnello and Cooper.

     The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee.

     Executive Committee. The Board of Directors has established an Executive Committee comprised of four outside, non-employee directors and the Chief Executive Officer. The Executive Committee, which held five meetings during 1997, has the authority to exercise substantially all of the powers and authority of the full Board of Directors in the management and affairs of the Company between meetings of the full Board of Directors, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). Messrs. Rogers, Kendall, Liebhaber, Cooper and Cacciamani currently serve as members of the Executive Committee.

     Audit Committee. The Board of Directors has established an Audit Committee comprised of three outside, non-employee directors. The Audit committee, which held four meetings during 1997, is responsible for approving the Company's independent accountants, reviewing the scope of their engagement, consulting with such independent accountants, reviewing the results of any audit examination, reviewing the disposition of recommendations made by the independent accountants during the past year, acting as a liaison between the Board of Directors and the independent accountants and reviewing various Company policies, including those related to accounting and internal control matters. Messrs. Kendall, Cooper and Nash currently serve as members of the Audit Committee.

     Compensation Committee. The Board of Directors has established a Compensation Committee consisting of three outside, non-employee directors. The Compensation Committee, which held three meetings during 1997, is responsible for reviewing and approving executive compensation policies, practices, salary levels and bonus programs and for administering the Company's 1996 Plan. Messrs. Agnello, Barnett and Cacciamani currently serve as members of the Compensation Committee.

     Preferred Stock Committee. The Board of Directors also has appointed a Preferred Stock Committee, on which Messrs. Barrett, Faurer, Liebhaber and Rogers currently serve. The Preferred Stock Committee, which did not meet in 1997, has authority to approve the issuance and sale, from time to time, of one or more series of preferred stock for cash or other property, including the issuance and sale from time to time of warrants for such preferred stock, or common or preferred stock of the Company into which any series of preferred stock may be convertible or exchangeable. The Preferred Stock Committee is authorized, in connection with the issuance of one or more series of the preferred stock and any common or preferred stock into which such preferred stock may be convertible or exchangeable, to determine the price at which the preferred stock of each such series or class will be sold, to declare dividends payable on the preferred stock, to reserve for issuance shares of any common stock or preferred stock into which any series of the preferred stock may be convertible or exchangeable, and to determine the designation, preferences and privileges, the relative, participating, optional or other special rights, and the qualifications, limitations, and restrictions of such securities.

     Nominating Committee. In January 1998, the Board of Directors appointed a Nominating Committee. The Nominating Committee is responsible for recommending to the full Board a slate of nominees for election to the Board by the stockholders of the Company at each annual meeting of stockholders. Messrs. Rogers, Kendall and Torkelsen are the current members of the Nominating Committee.

DIRECTOR COMPENSATION

     The Company reimburses directors for expenses incurred in connection with attending Board meetings and Committee meetings, but does not pay director's fees or other compensation for services rendered as a director. In lieu of fees, in August 1994, the Company granted to each director then serving (other than Mr. Steven A. Rogers) options to purchase shares of Common Stock. Each grant was negotiated with the director at the time he was appointed. In April 1997, the Company granted certain directors options to purchase an aggregate of 64,600 shares of Common Stock under the 1996 Plan. In addition, directors or their affiliates may receive compensation for services rendered to the Company in other capacities. Mr. Torkelsen, a director of the Company, is the President of PVR Securities, which has in the past provided, and may in the future provide, investment banking services to the Company. Mr. Cooper, a director of the Company, is Vice Chairman of Barington, which served as the underwriter of the initial public offering of the Company's Common Stock (the "Initial Offering"), served as a co-manager of the follow-on offering of the Company's Common Stock (the "Follow-On Offering") and has provided other investment banking services to the Company in the past. Barington may, in the future, provide other investment banking services to the Company.

     In August 1994, the Company granted options to purchase an aggregate of 200,000 shares of Common Stock ("Directors' Non-Qualified Options"), to the persons then serving as directors of the Company. Such options were granted in lieu of directors' fees and pursuant to agreements with each director. The options are exercisable for a period of ten years from the date of grant, have an exercise price of $2.00 per share and vest 20% per year on each of the first, second, third, fourth and fifth anniversaries of the date of grant. Notwithstanding the foregoing vesting schedule, if a director fails to attend more than 50% of the total number of meetings of the full Board of Directors and any committees of the Board of which he is a member, the director forfeits any percentage of the option that would otherwise have vested in that year. Further, if a director ceases to be a director of the Company for any reason, including removal, death or disability, such director forfeits any portion of the option that is unvested at that time. Directors' Non-Qualified Options may be exercised only to the extent vested. The optionee, or his estate in the case of death, can exercise the option to the extent vested at the time he ceases to be a director of the Company until the expiration of the option. As of March 31, 1998, Directors' Non-Qualified Options to purchase 110,000 shares of Common Stock are vested, and Directors' Non-Qualified Options to purchase 10,000 shares of Common Stock had been exercised.

     In April 1997, the Company granted to each director of the Company then serving (other than Mr. Steven A. Rogers) options to purchase an aggregate of 64,600 shares of Common Stock ("Directors' 1997 Non-Qualified Options") under the 1996 Plan. Such options were granted in lieu of directors' fees. The options are exercisable for a period of five years from the date of grant, have an exercise price of $6.625 per share and vest ratably on each of the first, second and third anniversaries of the date of grant. Notwithstanding the foregoing vesting schedule, if a director fails to attend more than 50% of the total number of meetings of the full Board of Directors and any committees of the Board of which he is a member, the director forfeits any percentage of the option that would otherwise have vested in that year. Further, if a director ceases to be a director of the Company for any reason, including removal, death or disability, such director forfeits any portion of the option that is unvested at that time. As of March 31, 1998, 21,533 of the Directors' 1997 Non-Qualified Options have vested.

BOARD MEMBERSHIP AGREEMENTS

     Under three separate agreements, certain parties have the right to designate nominees for members of the Board of Directors. In connection with the private placement of equity securities of the Company by PVR Securities, Mr. John B. Torkelsen, a director of the Company, and Mr. Steven A. Rogers, a director and the President and Chief Executive Officer of the Company, entered into an agreement that provides that, for a five-year period beginning December 5, 1995, each of them will vote any shares of Common Stock that he controls for the election to the Board of Directors of an individual nominated by the other and on a best efforts basis will seek additional votes for the other party's nominee. Mr. Torkelsen was elected to the Board of Directors pursuant to this agreement. In addition, Mr. Torkelsen agreed, subject to his fiduciary obligations to the Company, to vote for Mr. Rogers to continue his position as President and Chief Executive Officer of the Company during the term of the voting agreement.

     Mr. Anthony M. Agnello was elected to the Board of Directors on January 16, 1997 pursuant to a voting agreement dated December 19, 1996 by and among Applewood, Acorn and Mr. Rogers, entered into in connection with the private placement of the Series A Preferred Stock and the Series A Warrants (as hereinafter defined) by the Company to Applewood and Acorn. Subject to certain percentage ownership requirements, Mr. Rogers agreed, pursuant to such voting agreement, to vote his shares of Common Stock to elect as a director the nominee of Applewood and Acorn.

     For a period of five years following completion of the Initial Offering on April 8, 1997, the Company has agreed to use its best efforts (including the solicitation of proxies, if necessary) to elect one designee of Barington to the Board of Directors of the Company. Pursuant to such agreement, the Board of Directors elected Marc S. Cooper as a director on April 10, 1997. Mr. Cooper was the general partner of a partnership that was a financial investor with a controlling interest in KRI, Inc., a restaurant franchisee, which filed a petition under federal bankruptcy laws in 1996.

EXECUTIVE OFFICERS

     Executive officers of the Company serve at the pleasure of the Board of Directors and are elected by the Board of Directors annually for a term expiring upon the election and qualification of their respective successors, or their earlier resignation or removal.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table lists the cash remuneration paid or accrued during 1997 to the President and Chief Executive Officer of the Company, and to each of the other most highly compensated executive officers for 1997. The Company did not have any pension or long-term incentive plan and did not grant any restricted stock awards, bonus stock awards or stock appreciation rights to any of the executive officers named in this table during 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                   ANNUAL            COMPENSATION
                                                                COMPENSATION            AWARDS
                                                             ------------------       SECURITIES
           NAME AND PRINCIPAL POSITION             YEAR(1)    SALARY     BONUS    UNDERLYING OPTIONS
           ---------------------------             -------   --------   -------   ------------------
Steven A. Rogers
  President and Chief Executive Officer..........   1997     $120,000   $60,000         50,000
Roger A. Booker
  Vice President, Operations.....................   1997       85,000    45,000         35,000
Robert H. Emery
  Vice President, Administration and Finance.....   1997       90,000    45,000         35,000
Frank M. Gore
  Vice President, Sales..........................   1997       96,000    50,000         20,000

---------------
(1) Information with respect to fiscal years 1996 and 1995 is not shown because the Company was not a reporting company under the Securities Exchange Act of 1934 during those years.

STOCK OPTION GRANTS IN FISCAL YEAR 1997

     The following table sets forth certain information about the stock options granted during 1997 to the executive officers named in the Summary Compensation Table. As of the date of this Proxy Statement, the Company has not granted any stock appreciation rights under the 1996 Plan.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1997

                            NUMBER OF SECURITIES   PERCENTAGE OF TOTAL
                             UNDERLYING OPTIONS    OPTIONS GRANTED TO
           NAME                  GRANTED(1)         EMPLOYEES IN 1997    EXERCISE PRICE ($/SH)   EXPIRATION DATE
           ----             --------------------   -------------------   ---------------------   ---------------
Steven A. Rogers..........         50,000                 16.73%                $6.625           April 10, 2002
Roger A. Booker...........         35,000                 11.71                  6.625           April 10, 2002
Robert H. Emery...........         35,000                 11.71                  6.625           April 10, 2002
Frank M. Gore.............         20,000                  6.69                  6.625           April 10, 2002

---------------
(1) The options granted are non-qualified stock options that vest ratably over a three-year period on the anniversary of the grant date. The options expire on the fifth anniversary of the date of grant.

STOCK OPTION EXERCISES IN FISCAL YEAR 1997

     The following table sets forth information concerning the number and value of unexercised stock options at December 31, 1997. The executive officers named in the Summary Compensation Table did not exercise any options in 1997.

            AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1997 AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                SHARES                       OPTIONS AT               IN-THE-MONEY OPTIONS
                               ACQUIRED     VALUE         DECEMBER 31, 1997          AT DECEMBER 31, 1997(1)
            NAME              ON EXERCISE  REALIZED  EXERCISABLE / UNEXERCISABLE   EXERCISABLE / UNEXERCISABLE
            ----              -----------  --------  ---------------------------   ---------------------------
Steven A. Rogers............           --        --     5,000 / 70,000                 $51,250 / $586,250
Roger A. Booker.............           --        --     7,300 / 64,200                 $74,825 / $566,175
Robert H. Emery.............           --        --    19,800 / 74,200                $202,950 / $668,675
Frank M. Gore...............           --        --    21,800 / 62,200                $223,450 / $482,550

---------------
(1) Value based on the last reported sale price per share Common Stock of $14.25 on December 31, 1997, as reported on the National Market of the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), minus the exercise price.

EXECUTIVE EMPLOYMENT CONTRACTS

     The Company has entered into an employment agreement with Mr. Rogers. The agreement was effective on March 13, 1997 and is for an initial term of one year with automatic one-year renewals, unless terminated as provided in the agreement. The agreement provides that the 1997 base salary for Mr. Rogers is $120,000. The agreement also includes a non-competition commitment during and after the term of the agreement, confidentiality commitments, non-solicitation of employee provisions and assignment of work product agreements. The Company also maintains a key man life insurance policy on Mr. Rogers in the amount of $1.0 million. The Company has no other employment agreements with, nor does it maintain key man life insurance on, any of its other employees.

                              CERTAIN TRANSACTIONS

     The following is a description of certain transactions between the Company and each of its directors, executive officers, entities beneficially owned by its executive officers or directors and security holders known to the Company to beneficially own more than 5% of the Company's outstanding Common Stock.

FOUNDER'S TRANSACTIONS

     In October 1993, the Company issued 500 shares of Common Stock to Mr. Steven A. Rogers, President and Chief Executive Officer of the Company, in exchange for services rendered in connection with the formation of the Company and an initial capital contribution of $1,000. In June 1994, the Company issued a stock dividend of 1,299,500 shares of Common Stock to Mr. Rogers, who was then the Company's sole stockholder. In December 1996, the Company granted to Mr. Rogers under the 1994 Stock Option Plan non-qualified options to purchase 25,000 shares of Common Stock at an exercise price of $4.00 per share and, in April 1997, granted options to purchase 50,000 shares of Common Stock at an exercise price of $6.625 per share under the 1996 Plan.

RELATED PARTY LOANS

     During the three-year period ending December 31, 1997, certain officers, stockholders and members of management extended loans to the Company totaling $714,000 in aggregate principal amount. The following is a discussion of loans made to the Company by directors, executive officers, and 5% stockholders of the Company, or members of the immediate family of any of the foregoing persons, during the three-year period ending December 31, 1997 in which the amount involved exceeds $60,000.

     In April 1996, Mr. Clifford M. Kendall, the Chairman of the Board of Directors of the Company, loaned the Company $100,000 in aggregate principal amount. Interest accrued quarterly on the loan at a fixed rate of 7% per annum, payable at maturity. The principal amount of and accrued interest on the loan were repaid shortly following the Initial Offering. Additionally, in July 1997, Mr. Kendall elected to exercise an option for 50,000 shares of Common Stock from Mr. Steven A. Rogers at an exercise price of $2.00 per share.

     PVR, a corporation of which Mr. John B. Torkelsen, a director of the Company, serves as the President, loaned the Company an aggregate of $320,000 during 1995. The loan accrued interest at a fixed rate of 7% per annum. As an inducement to PVR to extend the loan to the Company, the Company issued to Mr. Torkelsen warrants to purchase 53,333 shares of Common Stock at an original exercise price of $8.00 per share. In June 1995, PVR converted the outstanding principal amount of and the accrued interest on the loan to Common Stock and warrants. In connection with the loan conversion, Mr. Torkelsen invested an additional $160,000 in the Company. In the loan conversion transaction, the Company issued to Mr. Torkelsen 60,361 shares of Common Stock and warrants to purchase 60,361 shares of Common Stock, to Mrs. Pamela R. Torkelsen 10,000 shares of Common Stock and warrants to purchase 10,000 shares of Common Stock, and to PVR 10,000 shares of Common Stock and warrants to purchase 10,000 shares of Common Stock. All Common Stock was issued at $6.00 per share, and all warrants to purchase Common Stock were issued with an original exercise price of $8.00 per share.

     In July 1995, Mr. Robert H. Emery, Vice President, Administration and Finance, loaned $35,000 to the Company. The loan accrued interest at a fixed rate of 7% per annum. The loan was repaid in full in 1996. As an inducement to extend the loan to the Company, the Company also issued to Mr. Emery in June 1995, warrants to acquire 5,833 shares of Common Stock. The warrants were issued at an original exercise price of $8.00 per share and are exercisable for a period of five years from the date of issuance.

     Mr. Rogers, the founder, President and Chief Executive Officer and a director of the Company, loaned the Company an aggregate of $30,000 during 1995 and an additional $70,000 during 1996. The loans accrued interest at a fixed rate of 7% per annum. The principal amount of and accrued interest on the loans were repaid in full in April 1997. As an inducement to extend the loans to the Company, the Company also issued to Mr. Rogers warrants to acquire an aggregate of 16,666 shares of Common Stock. The warrants were issued at an original exercise price of $8.00 per share and are exercisable for a period of five years from the date of issuance. The Company repaid the loans outstanding to Mr. Rogers in full in April 1997 upon completion of the Initial Offering.

EQUITY ISSUANCES

     Private Placement Services Provided by Barington Capital Group,
L.P. Barington, an investment banking firm of which Mr. Marc S. Cooper, a director of the Company, serves as Vice Chairman, acted as the placement agent for the Company in connection with the private placement of $2.0 million aggregate principal amount of Bridge Notes and Bridge Warrants to purchase 500,000 shares of Common Stock at an exercise price of $3.30 per share (the "Bridge Financing"). The Bridge Financing was completed in November 1996. As partial compensation for services provided in that offering, Barington received warrants to purchase up to 50,000 shares of Common Stock at an exercise price of $3.30 per share, which warrants were forfeited upon consummation of the Initial Offering. In addition, Barington also received a fee of $200,000 for placement services provided in connection with the Bridge Financing, which fee represented 10% of the gross proceeds raised in the Bridge Financing, and was reimbursed for certain other expenses.

     Barington also acted as the placement agent of the Company in connection with the private placement of 250,000 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") and warrants to purchase up to an additional 50,000 shares of Common Stock (the "Series A Warrants") in December 1996 and 250,000 shares of Series A Preferred Stock and Series A Warrants to purchase 50,000 shares of Common Stock in January 1997 for aggregate gross proceeds to the Company of $2.0 million. As compensation for services provided in that private placement, the Company paid Barington a fee of $140,000, which fee represented 7% of the gross proceeds raised in the private placement.

     Financial Advisory Services. The Company has retained Barington to provide financial advisory services to the Company, including consulting services in connection with possible mergers and acquisitions. As partial consideration for such services, in December 1997, the Company granted to Barington options to purchase 125,000 shares of Common Stock at an exercise price of $13.813 per share, which was the fair market value of the Common Stock on the date of grant. The options are exercisable for a period of five years from the date of issuance and vest ratably over the two-year period over which such services are to be provided.

     Public Offerings. Barington acted as an underwriter of the Follow-On Offering and was the underwriter of the Initial Offering, for which it received underwriting discounts and commissions totaling approximately $1.6 million. In addition, as compensation for the Initial Offering, Barington received a non-accountable expense allowance of $341,550, and was issued the Barington Option to acquire 180,000 shares of Common Stock of the Company at the Initial Offering. This Barington Option is exercisable for a period of five years beginning on April 8, 1997 at an exercise price of $9.08 per share of Common Stock.

     Private Placement Services Provided by PVR Securities, Inc. PVR Securities, a corporation of which Mr. Torkelsen is the President, acted as the placement agent of the Company in connection with the private placements in June 1995 and August 1996, of 50 units and 19.11 units, respectively, to accredited investors (the "PVR Investors"). Each unit sold consisted of 5,000 shares of Common Stock and warrants to purchase an additional 5,000 shares of Common Stock at $8.00 per share. In the private placement conducted by PVR Securities, the Company issued 345,536 shares of Common Stock and warrants to acquire 345,536 shares of Common Stock at an exercise price of $8.00 per share. Aggregate gross proceeds to the Company from the offering were $2,073,222.

     As partial compensation for services provided in the private placement, the Company issued to Mr. Torkelsen, President of PVR Securities, warrants to purchase an aggregate of 69,106 shares of Common Stock. Of such warrants, the exercise price for warrants to acquire 34,553 shares of Common Stock was originally $6.60 per share, and the exercise price for warrants to acquire 34,553 shares of Common Stock was originally $8.80 per share (the "PVR Warrants"). In addition, as compensation for financial advisory and other services rendered in connection with the private placement, the Company paid PVR Securities a fee of approximately $150,000.

     Each PVR Investor was also given the opportunity to purchase from Mr. Rogers, the Chief Executive Officer and President of the Company, 2,500 shares of Common Stock for each unit purchased in the private placement, at a price of $2.00 per share. In connection with such transaction, PVR Investors in the private placement purchased an aggregate of 172,583 shares of Common Stock from Mr. Rogers for aggregate consideration of $345,166.

     As part of the private placement of securities managed by PVR Securities, between May 1995 and May 1996, the Company also issued to certain investors (the "Debt Inducement Investors"), in a private placement, warrants to purchase an aggregate of 102,332 shares of Common Stock at an exercise price of $8.00 per share, in order to induce such investors to extend loans to the Company. These debt transactions were considered by the Company to be part of its overall financing activities during this time period, and were necessary because the equity financing being raised in the PVR Offering was not obtained as quickly as originally contemplated by the Company.

     Private Placement of Series A Preferred Stock. In December 1996, the Company issued and sold to Applewood 250,000 shares of Series A Preferred Stock, which converted to Common Stock on a one-to-one basis upon the Initial Offering, and Series A Warrants to purchase 50,000 shares of Common Stock at an exercise price of $4.00 per share for aggregate gross proceeds of $1,000,000.

     In January 1997, the Company issued and sold to Acorn 250,000 shares of Series A Preferred Stock, which converted to Common Stock on a one-to-one basis upon the Initial Offering, and Series A Warrants to purchase 50,000 shares of Common Stock at an exercise price of $4.00 per share, for aggregate gross proceeds of $1,000,000. Mr. Torkelsen was the President and Manager of the general partner of Acorn. In September 1997, Acorn distributed its holdings of the Company's securities to PVR. PVR served as the investment advisor to Acorn.

     Warrant Exchange. In January 1997, the Company offered to certain investors the opportunity to exchange existing warrants to purchase shares of Common Stock in the Company for new warrants to purchase shares of Common Stock. The purpose of the warrant exchange was to induce such investors to enter into lock-up arrangements with Barington, the underwriter of the Initial Offering, and into agreements consolidating such investors' registration rights with those granted by the Company to other investors, and so that the investment by such investors in the Company would be on terms and conditions that more closely reflect the terms and conditions upon which other investors invested in the Company during a comparable time period.

     For the investors who participated in the warrant exchange transaction, the effect of the warrant exchange was to cause investors who previously had purchased shares of Common Stock in the Company to purchase such shares at an effective purchase price of $4.00 per share, and to cause investors who previously had received warrants to purchase shares of Common Stock in the Company, to exchange such warrants for warrants with an exercise price of $4.00 per share.

     As a result of the warrant exchange transaction, the Company issued an aggregate of 165,267 shares of Common Stock and new warrants to purchase an aggregate of 336,707 shares of Common Stock at an exercise price of $4.00 per share. As described in detail below, the new warrants to purchase 336,707 shares of Common Stock consist of (i) warrants to purchase 165,269 shares of Common Stock issued to PVR Investors, (ii) warrants to purchase 69,106 shares of Common Stock issued to Mr. Torkelsen, a director of the Company and President of PVR Securities, and (iii) warrants to purchase 102,332 shares of Common Stock issued to the Debt Inducement Investors. The Company did not receive any additional cash proceeds or consideration other than the securities exchanged by the investors in the warrant exchange.

     In January 1997, the Company offered to each of the PVR Investors the opportunity to exchange their existing warrants, representing the right to purchase an aggregate of 345,536 shares of Common Stock at an exercise price of $8.00 per share, for new warrants representing the right to purchase approximately one-half of the number of shares of Common Stock at an exercise price of $4.00 per share. In exchange for warrants to purchase an aggregate of 330,536 shares of Common Stock at an exercise price of $8.00 per share, the Company issued warrants to purchase an aggregate of 165,269 shares of Common Stock at an exercise price of $4.00 per share. One PVR Investor holding warrants to purchase 15,000 shares of Common Stock chose not to participate in the warrant exchange transaction and to retain such warrants with an exercise price of $8.00 per share. As part of the warrant exchange, each PVR Investor who accepted the Company's offer also was issued by the Company an additional 2,500 shares of Common Stock for each unit purchased in the PVR Offering, for no additional consideration. The Company issued an aggregate of 165,267 additional shares of Common Stock to the PVR Investors in the warrant exchange. Each PVR Investor also agreed to sign an agreement with the Company relating to registration rights and a lock-up agreement with Barington, the underwriter of the Initial Offering. In connection with the Follow-On Offering, Barington conveyed to NationsBanc Montgomery Securities all rights and responsibilities under this agreement.

     As part of the warrant exchange, in order to restructure the transaction in which the PVR Investors originally purchased shares of Common Stock from Mr. Rogers at a below-market price per share to terms and conditions more closely reflecting market terms and conditions, each PVR Investor who had originally purchased shares of Common Stock from Mr. Rogers at a purchase price of $2.00 per share, also was required to pay Mr. Rogers an additional $2.00 for each share originally purchased from him. Mr. Rogers received an aggregate of $340,166 from PVR Investors in connection with the warrant exchange.

     Also as part of the warrant exchange, the Company issued to Mr. Torkelsen, a director of the Company and President of PVR Securities, new warrants to purchase an aggregate of 69,106 shares of Common Stock at $4.00 per share, in exchange for the warrants to purchase 34,553 shares of Common Stock at an exercise price of $6.60 per share, and the warrants to purchase 34,553 shares of Common Stock at an exercise price of $8.80 per share, previously issued to Mr. Torkelsen as compensation for services in the private placement managed by PVR Securities.

     As part of the warrant exchange, the Company also exchanged warrants to purchase an aggregate of 102,332 shares of Common Stock held by the Debt Inducement Investors at an exercise price of $8.00 per share, for warrants to purchase 102,332 shares at an exercise price of $4.00 per share.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors and principal stockholders and their affiliates will be approved by at least a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. In addition, under Section 16(a), trusts for which a reporting person is a trustee and a beneficiary (or for which a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of the Common Stock and other equity securities of the Company. Such reporting persons are required by rules of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. In 1997, the Company received Section 16(a) reports and written representations that certain reports were not required. Based upon a review of that information, the Company believes that all members of the Board of Directors, executive officers and each beneficial owner of more than 10% of the Company's Common Stock timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934, except that Ms. Murphy filed late her Initial Report of Beneficial Ownership on Form 3 and Mr. Torkelsen reported late on an Annual Statement of Changes in Beneficial Ownership on Form 5 transactions that should have been reported earlier on a Statement of Changes in Beneficial Ownership on Form 4.

                 INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

                                (PROPOSAL NO. 1)

     Stockholders of the Company are being asked to consider and vote upon a proposal to amend the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 10,000,000 shares to 30,000,000 shares. If the proposal is approved, the total authorized capital stock of the Company would consist of 32,500,000 shares, of which 30,000,000 shares would be Common Stock and 2,500,000 shares would be preferred stock, par value $0.01 per share (the "Preferred Stock"). As of March 31, 1998, 5,676,850 shares of Common Stock were issued and outstanding, and the Company had reserved an additional 794,207 shares for issuance upon the exercise of outstanding warrants to purchase Common Stock, an additional 180,000 shares for issuance upon exercise of the Barington Option, an additional 338,000 shares for issuance under the 1994 Stock Option Plan, an additional 450,000 shares for issuance under the 1996 Stock Incentive Plan, and an additional 190,000 shares for issuance upon exercise of non-qualified options granted to certain directors of the Company. As of such date, the Company had no shares of Preferred Stock issued and outstanding.

     After giving effect to the reservations of shares of Common Stock for issuance as set forth above, at March 31, 1998, there were 2,370,943 authorized shares of Common Stock remaining available for issuance by the Company. The Board of Directors of the Company (the "Board") approved the proposal to increase to 30,000,000 shares the number of authorized shares of Common Stock because of the limited number of shares of Common Stock remaining available for issuance by the Company. If approved, the number of authorized shares of Common Stock would be increased by 20,000,000 shares. None of the Company's shares of Common Stock currently has any preemptive rights.

     The Company does not have any present plans or commitments to issue the proposed additional authorized shares of Common Stock. The Board believes that the authorization of such additional shares is advisable because it will provide the Company with the flexibility in the future to issue additional shares of Common Stock for such purposes that the Board may hereafter determine to be in the best interests of the Company and its stockholders. Such purposes could include future financing transactions, acquisitions of other companies or business properties, the declaration of stock dividends, stock splits, employee benefit plans, and for other general corporate purposes. The Board believes it is in the best interests of the stockholders of the Company that the Board have the flexibility to act promptly and without further stockholder approval. The terms of any future issuance of shares of Common Stock will depend largely on market and financial conditions and other factors existing at the time of issuance. Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purposes, and for such consideration as the Board may determine to be appropriate, without further authorization by the stockholders of the Company. While the issuance of additional shares of Common Stock may dilute the ownership interest of a person seeking to obtain control of the Company, and thus discourage a change in control of the Company by making it more difficult or costly, the Company is not aware of anyone seeking to accumulate Common Stock for such purpose and has no present intention of using any additional Common Stock to deter a change in control.

VOTE REQUIRED

     The adoption of the proposed amendment to Article Fourth of the Restated Certificate of Incorporation of the Company requires the approval of the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the Record Date.

     If the proposed amendment to Article Fourth of the Restated Certificate of Incorporation is approved by the stockholders, it will become effective upon filing and recordation of a Certificate of Amendment with the Secretary of State of the State of Delaware as required by the DGCL, or if Proposal No. 2 is adopted, upon the filing of the Second Amended and Restated Certificate of Incorporation of the Company with the Delaware Secretary of State. If the proposed amendment is not approved, Article Fourth of the Restated Certificate of Incorporation will remain unchanged and will continue to authorize the Company to issue

10,000,000 shares of Common Stock and 12,500,000 shares of capital stock in the aggregate. The effect of an abstention or a broker non-vote will be the same as that of a vote against the proposal.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE TO 30,000,000 THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE BY THE CORPORATION.

                   APPROVAL OF CLASSIFIED BOARD OF DIRECTORS

                                (PROPOSAL NO. 2)

     The Board has determined that it is advisable and in the best interests of the stockholders of the Company to amend and restate the Company's Restated Certificate of Incorporation to create a classified Board, such that each director of the Company would be elected to a three-year, staggered term. A copy of the Company's Second Amended and Restated Certificate of Incorporation, as proposed to be amended and assuming Proposal No. 1 is approved, is attached to this Proxy Statement as Exhibit A.

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

     The Board has approved, subject to stockholder approval, the amendment and restatement of the Restated Certificate of Incorporation and the classification of the Board of Directors. The Company's directors are presently elected annually to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. If the proposed amendment and restatement of the Restated Certificate of Incorporation is approved by the stockholders, each director will be elected to serve for a three-year term, with approximately one-third of the overall directors elected annually, except that at the Annual Meeting to be held on May 28, 1998, the Class 1 directors will be elected for a one-year term, the Class 2 directors will be elected for a two-year term and the Class 3 directors will be elected for a full three-year term. In the event that the stockholders do not approve Proposal No. 2, the directors elected at the Annual Meeting will serve until the next annual meeting of stockholders and until their successors are elected and qualified.

     If the amendment and restatement of the Company's Restated Certificate of Incorporation is approved by the stockholders of the Company, any subsequent action to amend or repeal the amendments to Article Tenth of the Second Amended and Restated Certificate of Incorporation will require the affirmative vote of the holders of 66- 2/3% of the outstanding shares of Common Stock, voting together as a single class, unless such action has been previously approved by a majority vote of the full Board, in which case the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon will be sufficient to amend or repeal any provision of Article Tenth relating to the classified Board. The amendment also will permit the Board to fill vacancies on the Board that occur during the term of office for which the director whose seat becomes vacant was elected with appointees who will serve for the remainder of the full term of the resigning director's seat.

     Currently, the election and removal of directors is governed by the Company's Bylaws, which provide that the Company will have not less than one nor more than twelve directors, with the exact number to be determined by the Board. The Board has, by resolution, fixed the number of directors at this time at eleven. Each director currently serves for a one-year term until the next annual meeting of stockholders or until his successor has been elected and qualified (or until his earlier resignation or removal). A director may be removed with or without cause by a majority vote of the stockholders of the Company at a meeting called for such purpose or by a sufficient number of other candidates receiving more votes than the director at the next annual meeting. Because the directors will be directly affected by the proposal to amend and restate the Restated Certificate of Incorporation to implement a classified Board of Directors, they may be deemed to have an interest in the outcome of this proposal.

     The Second Amended and Restated Certificate of Incorporation, as it would read assuming that Proposals No. 1 and No. 2 are approved by the stockholders, is set forth as Exhibit A hereto. Article Tenth of the Second Amended and Restated Certificate of Incorporation contains the provisions relating to the classification of the Board. Stockholders are urged to read carefully the following description of the possible benefits and anti-takeover impact of Proposal No. 2 and Exhibit A, both of which involve matters of particular importance.

POSSIBLE BENEFITS OF IMPLEMENTATION OF A CLASSIFIED BOARD OF DIRECTORS

     The Board believes that a classified Board of Directors would provide important benefits to the Company, including the following:

        - A classified Board of Directors helps ensure continuity in implementation of the Company's business strategies and policies. Because at least two stockholder meetings will generally be required to effect a change in control of the Board, a majority of directors at any given time will likely have experience serving as directors of the Company.

        - A classified Board will help ensure greater stability in the operations of the Company. The Company believes that a classified Board of Directors serving three-year terms may have a stronger incentive to help build the Company and its operations, and add stability to its initiatives.

        - In the event of an unsolicited proposal to take over or restructure the Company, the classified Board would permit the Board of Directors of the Company to control the takeover process, to consider alternative proposals and whether to remain independent, to negotiate with the potential acquirers to seek to obtain the best possible transaction for the Company's stockholders, and generally to help ensure that stockholder value is maximized.

POSSIBLE ANTI-TAKEOVER IMPACT OF A CLASSIFIED BOARD OF DIRECTORS

     A classified Board of Directors may have an anti-takeover effect because it would create, in certain circumstances, an impediment to an unsolicited acquisition or other change in control of the Company. For example, a potential acquirer may not proceed with a tender offer for certain of the Company's outstanding securities because it would not be able to obtain control of the Company's Board for a period of at least two years. No more than one-third of the existing Board will stand for re-election at any annual meeting of stockholders.

VOTE REQUIRED

     The adoption of the proposed amendment and restatement of the Restated Certificate of Incorporation of the Company requires the approval of the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the Record Date.

     If the proposed amendment and restatement of the Restated Certificate of Incorporation is approved by the stockholders, it will become effective upon filing and recordation of the Second Amended and Restated Certificate of Incorporation of the Company with the Delaware Secretary of State. If the Restated Certificate of Incorporation is amended and restated as proposed, any subsequent action to amend or repeal such provisions of the Second Amended and Restated Certificate of Incorporation will require the affirmative vote of the holders of 66- 2/3% of the outstanding shares of the Company's Common Stock, voting separately as a single class, unless such action has previously been approved by a majority vote of the full Board, in which case, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon will be sufficient to amend or repeal any provision of such provision. If the proposed amendment is not approved, the Restated Certificate of Incorporation will remain unchanged and directors of the Company will continue to be elected annually for a one-year term to serve until the next annual meeting of stockholders and until their respective successor is elected and qualified. The effect of an abstention or a broker non-vote will be the same as that of a vote against the proposal.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT AND RESTATEMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT A CLASSIFIED BOARD OF DIRECTORS.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 3)

     The Board currently consists of eleven directors. The Restated Certificate of Incorporation and Bylaws of the Company currently provide that directors shall be elected at the annual meeting of stockholders and until their respective successors are elected and qualified.

     The Board of Directors has nominated the eleven incumbent directors to stand for re-election to the Board: Steven A. Rogers, Clifford M. Kendall, Anthony M. Agnello, Robert L. Barnett, Donald W. Barrett, Eugene R. Cacciamani, Marc S. Cooper, Lincoln D. Faurer, Richard T. Liebhaber, Roy C. Nash and John B. Torkelsen. Biographical information regarding the nominees is included in this Proxy Statement under the caption "Directors and Executive Officers" beginning on page 5.

     Proposal No. 2, as set forth above in this Proxy Statement, would amend and restate the Company's Restated Certificate of Incorporation to provide for a classified Board of Directors with each class serving for three-year staggered terms. If the proposed amendment and restatement is approved by the stockholders and a classified Board is created, then the directors who would fill the respective classes and the respective terms of each class are set forth below:

 CLASS          NOMINEES                             TERM
 -----          --------                             ----
Class 1   Anthony M. Agnello     Until the First Annual Meeting of
          Donald W. Barrett      Stockholders Held After the 1998 Annual
          John B. Torkelsen      Meeting, Or Until His Successor Is Elected
                                 and Qualified

Class 2   Robert L. Barnett      Until the Second Annual Meeting of
          Marc S. Cooper         Stockholders Held After the 1998 Annual
          Lincoln D. Faurer      Meeting, Or Until His Successor Is Elected
          Roy C. Nash            and Qualified

Class 3   Eugene R. Cacciamani   Until the Third Annual Meeting of
          Clifford M. Kendall    Stockholders Held After the 1998 Annual
          Richard T. Liebhaber   Meeting, Or Until His Successor Is Elected
          Steven A. Rogers       and Qualified

     In the event that Proposal No. 2 is not approved, and the proposal to create a classified Board is not adopted, the term of each of the directors elected to serve as such at the Annual Meeting will expire at the next annual meeting of stockholders of the Company or at such time as such directors' successor is elected and qualified.

VOTE REQUIRED

     Approval of the election of each of the nominees as directors of the Company requires the affirmative vote of a plurality of the votes cast at the Annual Meeting. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for election as a director of the Company as the Board may recommend. It is not currently anticipated that any nominee will be unable or unwilling to serve as a director.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY FOR THE TERM INDICATED.

                   AMENDMENT OF THE 1996 STOCK INCENTIVE PLAN

                                (PROPOSAL NO. 4)

     Stockholders are asked to consider and vote upon an amendment to the Company's 1996 Stock Incentive Plan to increase to 1,450,000 shares the number of shares of Common Stock issuable under the 1996 Plan from the 450,000 shares of Common Stock currently authorized to be issued under the 1996 Plan. The 1996 Plan was approved by the Board in January 1997, and was approved by the stockholders of the Company in March 1997, prior to the Initial Offering of the Company's Common Stock. On March 26, 1998, the Board approved the proposed amendment to the 1996 Plan to increase to 1,450,000 the number of shares of Common Stock issuable under the 1996 Plan. Currently, 450,000 shares of Common Stock are available for issuance under the 1996 Plan. As of March 31, 1998, the Company had granted options to purchase an aggregate of 401,450 shares of Common Stock, and 48,550 shares of Common Stock remained available for issuance under the 1996 Plan.

     In approving the proposed amendment to the 1996 Plan, the Board of Directors reviewed the number of shares remaining for issuance under the Company's equity-based compensation plans. The Board concluded that the remaining number of shares would not permit the Company to issue an appropriate level of equity-based compensation to new and existing directors, officers, employees and consultants for the foreseeable future, given the Company's expected business operations. The Board believes that equity-based compensation is an important element of overall compensation for the Company. Such compensation advances the interest of the Company by encouraging, and providing for, the acquisition of equity interests in the Company by participants, thereby aligning participants' interests with stockholders and providing participants with a substantial motivation to enhance stockholder value.

DESCRIPTION OF THE PLAN

     As amended, the 1996 Plan would authorize the issuance of up to 1,450,000 shares of Common Stock upon the exercise of stock options, stock appreciation rights and the award of restricted stock. The 1996 Plan became effective on March 14, 1997, and terminates on March 14, 2007. The 1996 Plan is administered by a committee of the Board of Directors appointed by the Board (the "Committee"), or if no Committee is appointed, by the Board.

     Key employees, officers, directors and persons performing consulting or advisory services for the Company or its affiliates, who are designated by the Committee, are eligible to receive awards under the 1996 Plan. Awards may be made in the form of stock options, awards of restricted stock ("Restricted Stock"), or stock appreciation rights ("SARs"). Stock options granted under the 1996 Plan may be either incentive stock options or non-qualified stock options. Incentive stock options may be granted only to employees of the Company or any of its affiliates. Participants may also be granted Restricted Stock, which are shares of Common Stock of the Company granted subject to the satisfaction of certain specified conditions. Participants may also be granted a SAR that entitles the holder to receive the difference between the fair market value of the shares on the date of grant and the date of exercise of the shares of Common Stock subject to the award. SARs may be granted in relation to a particular option awarded under the 1996 Plan and exercisable only upon surrender to the Company, unexercised, of that portion of the option to which the SAR relates.

     As of March 31, 1998, approximately 118 employees, fifteen directors and executive officers, and three consultants were eligible to receive awards under the 1996 Plan. As of March 31, 1998, the Company had granted non-qualified stock options to purchase an aggregate of 401,450 shares of Common Stock under the 1996 Plan. The Company has not granted any incentive stock options, SARs or Restricted Stock under the 1996 Plan.

     Options granted under the 1996 Plan are exercisable only to the extent vested on the date of exercise, and no options may be exercised more than ten years from the date the option is granted (five years in the case of an incentive stock option granted to a person who owns more than 10% of the total combined voting power of all classes of the Company's stock (a "Ten Percent Shareholder")). The exercise price per share of each option granted under the 1996 Plan may not be less than 100% (110% in the case of a Ten Percent

Shareholder) of the fair market value of the Common Stock on the date of grant. Fair market value is the closing price of the Common Stock as reported by the Nasdaq National Market on that date or, if there are no sales of shares reported on that date, the closing price as reported by the Nasdaq National Market on the next preceding date on which sales of Common Stock were reported. In the case of incentive stock options, the aggregate fair market value (determined on the option grant date) of the shares of Common Stock with respect to which such options are exercisable may not exceed $100,000.

     An option may be exercised, in full or in part, provided that the option is vested. Unless provided otherwise in the related option agreement, an option may not be exercised earlier than six months after the grant date. Options may be exercised by written notice delivered to the Company accompanied by payment of the option exercise price payable (i) in cash, (ii) with Common Stock owned by the participant, (iii) by delivery to the Company of (x) irrevocable instructions to deliver directly to a broker the stock certificates representing the shares for which the option is being exercised and (y) irrevocable instructions to such broker to sell the stock and to promptly deliver to the Company the portion of the proceeds equal to the option exercise price and any amount necessary to satisfy the Company's obligation for withholding taxes, or
(iv) any combination thereof. The Common Stock used to pay the option exercise price or any portion thereof will be valued at the fair market value of such Common Stock on the date of exercise and must have been held for at least six months.

     The Committee administering the 1996 Plan has the authority to determine the circumstances under which options vest upon termination of the employment or service of the participant for any reason. Unless otherwise provided by the Committee, except in the case of death or disability, vesting of an option generally ceases on the date that an option holder terminates employment or service with the Company or an affiliate. If the option holder terminates employment as a result of death or disability, however, the option will become fully vested. Except in cases of death or disability or termination for cause, options granted under the 1996 Plan terminate on the date three months after the date on which the participant terminates employment, or ten years after the option grant date (five years in the case of a Ten Percent Shareholder) whichever period is shorter. In the event a participant terminates employment by reason of death or disability, or the participant's death occurs within three months of termination of employment or service, the option held by such participant may be exercised, to the extent exercisable, for a period of one year from the date of death or disability or until the expiration of the stated term of such option, whichever period is shorter. In the event of termination "for cause," any unexercised option held by such participant shall expire immediately upon the giving of notice of such termination of employment or service for cause to the participant.

     Options, whether or not vested, may be forfeited if the Committee determines that the participant has engaged in specified activities that are deemed to constitute misconduct.

     Restricted Stock awarded by the Committee will be subject to such restrictions as the Committee may impose thereon (the "Restrictions"), including but not limited to continuous employment or service with the Company or any of its affiliates for a specified term or the attainment of specific corporate, divisional or individual performance standards or goals. For each award of Restricted Stock, the Committee shall determine: (i) the terms and conditions of the Restricted Stock Agreement between the Company and the participant evidencing the award; (ii) the period of time for which all or a portion of the award is restricted, as such restrictions are determined by the Committee (the "Restricted Period"); (iii) the Restrictions applicable to the award; (iv) whether the participant shall receive the dividends and other distributions paid with respect to an award of Restricted Stock as declared and paid to the holders of shares of Common Stock during the Restricted Period or whether such dividends and other distributions shall be withheld by the Company for the account of the participant until the Restricted Periods have expired or the Restrictions have been satisfied, and whether interest shall be paid on such dividends and other distributions withheld, and if so, the rate of interest to be paid, or whether such dividends may be reinvested in the Common Stock; (v) the percentage of the award which shall vest in the participant in the event of such participant's death or disability prior to the expiration of the Restricted Period or the satisfaction of the Restrictions applicable to an award of Restricted Stock; and
(vi) notwithstanding the Restricted Period and the Restrictions imposed on the Restricted Stock, as set forth in a Restricted Stock Agreement, whether to shorten the Restricted Period or waive any restrictions, if the Committee concludes that it is in the best interests of the Company to do so. The Restrictions and the Restricted Period may differ with respect to each participant.

     Upon an award of Restricted Stock to a participant, the stock certificate representing the Restricted Stock will be issued and transferred to and in the name of the participant, whereupon the participant will become a stockholder of the Company with respect to such Restricted Stock and will be entitled to vote such shares. The Company will hold such stock certificate in custody, together with stock powers executed by the participant in favor of the Company, until the Restricted Period expires and the restrictions imposed on the Restricted Stock are satisfied.

     The Committee has authority to designate each individual to whom SARs are to be granted and to specify the number of shares covered by such awards. No participant may be granted corresponding SARs that are related to incentive stock options which are first exercisable in any calendar year for stock having an aggregate fair market value that exceeds $100,000. Corresponding SARs may be granted either at the time of the grant of such option or at any subsequent time prior to the expiration of such option; provided, however, that corresponding SARs shall not be offered or granted in connection with a prior option without the consent of the participant holding such option.

     The maximum period in which a SAR may be exercised will be determined by the Committee, except that no corresponding SAR that is related to an incentive stock option shall be exercisable after the expiration of ten years from the date such related option was granted. In the case of a SAR that is related to an incentive stock option granted to a participant who is or is deemed to be a Ten Percent Shareholder, such corresponding SAR shall not be exercisable after the expiration of five years from the date such related option was granted. The terms of any corresponding SAR that is related to an incentive stock option may provide that it is exercisable for a period less than such maximum period.

     Subject to the provisions of the 1996 Plan and the applicable SAR agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related option is exercisable and only when the fair market value exceeds the option exercise price of the related option. A SAR granted under the 1996 Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with the 1996 Plan and the related agreement with respect to the remaining shares of Common Stock subject to the SAR. The exercise of a corresponding SAR shall result in the termination of the related option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.

     At the Committee's discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock.

     Incentive stock options are not transferable by a participant during the participant's lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except pursuant to a qualified domestic relations order, by will or by the applicable laws of descent and distribution. Under the 1996 Plan, an option that is not an incentive stock option may be transferred to immediate family members of the option holder or to a trust or partnership for such family members; provided, however, that the option holder receives no consideration for such transfer. In the event of such transfer, the option and any SAR that relates to such option must be transferred to the same person or persons or entity or entities.

     SARs granted under the 1996 Plan are not transferable except by will or by the laws of descent and distribution. During the lifetime of the participant to whom the SAR is granted, the SAR may be exercised only by the participant. No right or interest of a participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such participant. The Committee may grant transferable SARs to the extent and on such terms as may be permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In the event of any such transfer, a corresponding SAR and the related option must be transferred to the same person or persons or entity or entities. The holder of a transferred SAR will be bound by the same terms and conditions that governed the SAR during the period that it was held by the participant.

     Subject to any required stockholder action, the number of shares of Common Stock subject to each outstanding award and the exercise price per each such share of Common Stock subject to an option or SAR will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares effected without receipt of consideration by the Company. If the Company merges or is consolidated with another company, whether or not the Company is a surviving company, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised options remain outstanding under the 1996 Plan, (i) after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding option or SAR shall be entitled, upon exercise of that option, to receive, in lieu of Common Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock as to which that option may be exercised; or (ii) if options have not already become exercisable, the Committee may waive any limitations set forth in or imposed pursuant to the 1996 Plan so that all options, from and after a date prior to the effective date of that merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Committee, shall be exercisable in full.

     If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation (other than circumstances involving a mere change in the identity, form or place of organization of the Company), or if the Company is liquidated or dissolved, or sells or otherwise disposes of substantially all of its assets to another entity while unexercised options remain outstanding under the 1996 Plan, unless provisions are made in connection with the transaction for the continuance of the 1996 Plan and/or the assumption or substitution of options with new options covering the stock of the successor corporation, or the parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices, then all outstanding options shall be canceled as of the effective date of such merger, consolidation, liquidation, dissolution, or sale provided that (i) notice of such cancellation shall be given to each option holder and (ii) each option holder shall have the right to exercise such option in full (without regard to any vesting or other limitations on exercise imposed on such option) during the 30-day period preceding the effective date of such merger, consolidation, liquidation, or sale.

     The Board generally may amend the 1996 Plan from time to time, except that, without the approval of the stockholders of the Company, no revision or amendment may (1) change the number of shares of Common Stock that may be granted as incentive stock options under the 1996 Plan, or (2) change the designation of the classes of employees eligible to receive incentive stock options. The terms and conditions applicable to any award may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein.

     Federal, state or local law may require the withholding of taxes applicable to income resulting from an award. A participant shall be required to make appropriate arrangements with the Company, as the case may be, for satisfaction of any federal, state or local taxes the Company is required to withhold. The Committee or Board of Directors administering the 1996 Plan may, in its discretion and subject to such rules as it may adopt, permit the participant to pay all or a portion of the federal, state or local withholding taxes arising in connection with an award by electing to (i) have the Company withhold shares of Common Stock, (ii) tender back shares of Common Stock received in connection with such award or (iii) deliver other previously owned shares of Common Stock, under each election such shares of Common Stock having a fair market value on the date specified in the rules adopted by the Committee or Board of Directors administering the 1996 Plan equal to the amount to be withheld. The Company shall be under no obligation to issue shares of Common Stock to the participant unless the participant has made the necessary arrangements for payment of the applicable withholding taxes.

     Approval of the proposed amendment to the 1996 Plan to increase to 1,450,000 from 450,000 the number of shares available for issuance under the 1996 Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present and entitled to vote at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO INCREASE TO 1,450,000 THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN.

                            INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand L.L.P. has acted as the Company's independent accountants since 1994. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

     Pursuant to rules of the Securities and Exchange Commission, in order for stockholder proposals to be presented at this annual meeting of stockholders, such proposals must be received by the Secretary of the Company at the Company's principal office in Portsmouth, New Hampshire not later than January 28, 1999.

                                          By Order of the Board of Directors,

                                          Robert H. Emery,
                                          Secretary

Dated: April 22, 1998

STOCKHOLDERS ARE REMINDED TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                                                       EXHIBIT A

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         OBJECTIVE COMMUNICATIONS, INC.

     The undersigned, a natural person, for the purpose of conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, as amended, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                                 ARTICLE FIRST
                                      NAME

     The name of the corporation is: Objective Communications, Inc. (the "Corporation").

                                 ARTICLE SECOND
                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle, Delaware, and the name of the Corporation's registered agent in the State of Delaware at such address is The Corporation Trust Company.

                                 ARTICLE THIRD
                                    PURPOSE

     The purpose or purposes for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH
                                 CAPITAL STOCK

     The total number of shares which the Corporation shall have authority to issue is thirty two million five hundred thousand (32,500,000) shares of capital stock, of which thirty million (30,000,000) shares shall be Common Stock, par value of $.01 per share, and two million five hundred thousand (2,500,000) shall be Preferred Stock, par value $.01 per share.

                                 ARTICLE FIFTH
                                  COMMON STOCK

     Except as required by law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. Except as required by law, the holders of shares of Common Stock shall be entitled to one vote per share of Common Stock on all matters on which stockholders of the Corporation have the right to vote.

                                 ARTICLE SIXTH
                                PREFERRED STOCK

     Section A. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more classes or series as the Board of Directors of the Corporation (the "Board"), by resolution or resolutions, may from time to time determine, each of such classes or series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such class or series may differ from those of any and all other class or series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of each such series, including, but without limiting the generality of the foregoing, the following:

          1. The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such class or series, which number (except where otherwise provided by the Board in the resolution establishing such class or series) may be increased (but not above the total number of shares of Preferred Stock) or decreased (but not below the number of shares of such class or series then outstanding) from time to time by like action of the Board;

          2. The rights in respect of dividends, if any, of such class or series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

          3. The right, if any, of the holders of such class or series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation, and the terms and conditions of such conversion or exchange;

          4. Whether or not shares of such class or series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the times at which, and the terms and conditions on which, shares of such class or series of Preferred Stock may be redeemed;

          5. The rights, if any, of the holders of such class or series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

          6. The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such class or series of the Preferred Stock;

          7. The voting powers, if any, of the holders of any class or series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a class or series by itself or together with the holders of any other class or classes or series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Corporation) generally or under such specific circumstances and on such conditions as shall be provided in the resolution or resolutions of the Board adopted pursuant thereto; and

          8. Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board shall determine.

     Section B. Rights of Preferred Stock.

          1. After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of this Article Sixth), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of this Article Sixth), and subject further to any other conditions that may be fixed in accordance with the provisions of this Article Sixth, then and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board.

          2. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of this Article Sixth), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     3. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to this Article Sixth granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock may have one vote in respect to each share of Common Stock held on all matters voted upon by the stockholders.

     The number of authorized shares of Preferred Stock and each class of Common Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of shares having a majority of the total number of votes which may be cast in the election of directors of the Corporation by all stockholders entitled to vote in such an election, voting together as a single class.

                                ARTICLE SEVENTH
                                    DURATION

     The Corporation is to have perpetual existence.

                                 ARTICLE EIGHTH
                                     BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

                                 ARTICLE NINTH
                                INDEMNIFICATION

     The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify and hold harmless any and all persons who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those stockholders, or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                 ARTICLE TENTH
                               BOARD OF DIRECTORS

     Section A. Classified Board. The Board of Directors shall be divided into three classes, as nearly equal in number as the then-authorized number of directors constituting the Board permits, with the term of office of one class expiring each year and with each director serving for a term ending at the third annual meeting of stockholders following the annual meeting at which such director was elected. One class of directors shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 1999, the second class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000 and the third class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at the meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Any vacancy on the Board resulting from the resignation or removal of a director may be filled by the remaining members of the Board of Directors, and the director so chosen shall hold office for the remainder of the full term of the resigning or removed director's seat. A-3

PROXY


                         OBJECTIVE COMMUNICATIONS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Robert H. Emery and Steven A. Rogers and each or any of them, as proxies, with full powers of substitution, to represent and to vote all shares of the Common Stock of Objective Communications, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters, 50 International Drive, Portsmouth, New Hampshire 03801, on Thursday, May 28, 1998 and at any adjournment thereof. The undersigned acknowledges receipt of notice of the meeting and the proxy statement.

1.       APPROVAL OF THE AMENDMENT OF THE RESTATED CERTIFICATE OF
         INCORPORATION OF THE COMPANY TO INCREASE TO 30,000,000 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

            [ ]  FOR        [ ]  AGAINST     [ ]  ABSTAIN

2. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO CLASSIFY THE BOARD OF DIRECTORS INTO THREE CLASSES

            [ ]  FOR        [ ]  AGAINST     [ ]  ABSTAIN

3.       ELECTION AS DIRECTORS OF THE ELEVEN NOMINEES LISTED BELOW

            [ ]  FOR all the nominees        [ ] WITHHOLD AUTHORITY
                 listed below                    to vote for all nominees
                                                 listed below

NOMINEES: Steven A. Rogers, Clifford M. Kendall, Anthony M. Agnello, Robert L. Barnett, Donald W. Barrett, Eugene R. Cacciamani, Marc S. Cooper, Lincoln D. Faurer, Richard T. Liebhaber, Roy C. Nash, John B. Torkelsen

INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE OUT THAT NOMINEE'S NAME.

4. APPROVAL OF THE AMENDMENT OF THE 1996 STOCK INCENTIVE PLAN TO INCREASE TO 1,450,000 THE NUMBER OF SHARES AVAILABLE UNDER THE 1996 STOCK INCENTIVE PLAN

            [ ]  FOR        [ ]  AGAINST     [ ]  ABSTAIN

5.       TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
         MEETING

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

         Please sign exactly as name appears below. When shares are held jointly, any co-owner may sign unless the Secretary of the Corporation has been given notice to the contrary and has been furnished with a copy of the order or instrument which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                        Dated:                                , 1998
                              --------------------------------

                        Signature:
                                   --------------------------------


                        Please mark, sign, date and return this proxy promptly in the enclosed envelope.